Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP SECOND QUARTER EBITDA RISES 24% ON 12% REVENUE GAIN

CHESTER, WV – July 31, 2003 – MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the second quarter and six-month period ended June 30, 2003.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Total revenues for the second quarter increased 12% to $75.5 million, while EBITDA rose 24% to $12.8 million, despite approximately $1 million of additional gaming statutory payments resulting from MTR surpassing the statutory rate change threshold one month earlier than in the 2002 period.  Net income was $3.5 million or $.12 per diluted share compared to $3.9 million or $.13 per diluted share in last year’s period.  Second quarter results included increased depreciation from the expanded facilities at the Company’s Mountaineer Race Track & Gaming Resort, higher interest expense stemming from MTR’s issuance of $130 million of 9.75% Senior Notes in March 2003 and a $461,000 pre-tax gain from the sale of property and equipment.

Gaming revenues (“net win”) at Mountaineer rose 13% to $63.5 million during the second quarter, producing net win-per-day-per-machine of $224 based on an average of 3,114 machines for the current quarter, compared to $252 with an average of 2,456 machines in the second quarter of 2002.

Revenues at MTR’s Speedway Property in North Las Vegas were $2.3 million in the second quarter and the property generated $15,000 in EBITDA.

For the first half of 2003, total revenues rose 10% to $139.1 million, EBITDA increased 8% to $23.7 million, and, as a result of the aforementioned increase in depreciation and interest expense, net income was $6.9 million or $.24 per diluted share compared to $8.9 million or $.31 per diluted share in 2002.  Gaming revenues (“net win”) at Mountaineer rose 10% to $118.0 million during the first half of 2003, producing net win-per-day-per-machine of $213 based on an average of 2,897 machines for the current period, compared to $244 with an average of 2,437 machines in the 2002 period.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We are pleased with the operating results for the quarter.  In addition to the 12% improvement in gaming revenue, we saw steady growth in parimutuel revenues, as well as a 24% increase in food, beverage and lodging revenues.   The cost controls put in place earlier this year have started to produce results, reflected by EBITDA increasing more rapidly than revenues, despite the additional gaming statutory payments.  As a percentage of total revenues, EBITDA was 16.9%, compared to 15.3% in the second quarter of last year.”

July 31, 2003

Mr. Arneault continued, “Lodging revenues from The Grande Hotel at Mountaineer continued to surpass our expectations, while related expenses were below budget.  Average occupancy for the quarter was 70%, and the average daily rate was $82.  Bookings for the convention center remain strong, generating group hotel reservations in excess of 11,500 room nights for the balance of 2003.

“We are also enthusiastic about recent developments with regard to our plans to grow the Company externally.  Scioto Downs’ shareholders approved our pending acquisition of Scioto, which we expect to close later today.  Additionally, our license to build a thoroughbred racetrack in Erie, PA was reinstated, and we plan to break ground as soon as practicable after the Pennsylvania State Horse Racing Commission’s order reinstating our license becomes final and non-appealable.  Earlier this week, Keystone Downs, LLC, an entity in which we will have an interest, applied for a license to build a racetrack in Pennsylvania, a thoroughbred track to be located near Pittsburgh in the northeastern corner of Allegheny County.  It is contemplated that we will manage Keystone Downs pursuant to a management agreement.  All three plans for external growth fit well with our strategy to diversify, leverage our expertise and hedge our market position in the event of enhanced gaming legislation in either Pennsylvania or Ohio.”

Financial Guidance

The Company reaffirmed its fiscal 2003 financial guidance of total revenues of approximately $292 million, EBITDA of approximately $50 million and net income of approximately $12.5 million.  This guidance reflects higher gaming statutory payments at Mountaineer (a greater percentage of revenue will be subject to the State’s surcharge) and approximately $8 million of additional interest expense compared to 2002 due to additional borrowings (for the acquisition of Scioto Downs, development of Presque Isle Downs, and repurchases of the Company’s common stock) and higher interest rates, as well as increases in property and health insurance costs, real estate taxes and depreciation.  Earnings per share will be influenced by the number of shares repurchased by the Company during the year.

Since closing its Senior Notes offering on March 25, 2003, the Company has repurchased 377,700 shares of its common stock at an average price of $7.09 per share.  Additional repurchases will be made at management’s discretion without prior notice from time to time in the open market or through privately negotiated transactions with third parties in compliance with applicable laws and depending on market conditions.  The Company’s guidance assumes that (i) the acquisition of Scioto Downs will not have a material impact on the Company’s financial results in 2003; (ii) the Company’s investment in Presque Isle Downs will not be impaired; (iii) no other acquisitions or dispositions; and (iv) no material changes in economic conditions, West Virginia gaming laws or world events.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  You should not consider EBITDA an alternative to operating income or cash flows from operating activities as measures of operating performance or liquidity respectively.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments (which will increase in light of the increased borrowing and higher interest rate resulting from our recent senior notes offering), taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call and webcast focusing on the financial results and recent corporate developments at 4:00 p.m. ET on Thursday, July 31, 2003.  Interested parties may participate in the call by dialing 973-582-2866 – please call in 10 minutes before the call is scheduled to begin, and ask for the MTR Gaming call.  The conference call will be broadcast live over the Internet via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About MTR Gaming Group

MTR Gaming Group owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia, which currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,200 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  The Company also owns and operates the Ramada Inn and Speedway Casino in North Las Vegas, and holds a license to build a new thoroughbred racetrack with parimutuel wagering in Erie, Pennsylvania.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera (212) 836-9610
lbarbera@equityny.com
Loren G. Mortman (212) 836-9604

Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically guidance concerning the results for 2003, the Company’s planned racetrack in Erie, Pennsylvania (subject to the possibility of a legal challenge to the July 17, 2003 decision of the Pennsylvania State Horse Racing Commission reinstating the license, which was originally granted in late 2002, and the risks associated with land acquisition, development, construction and integration of new operations), the closing of the merger with Scioto Downs, Inc. (subject to various customary conditions described in the Merger Agreement, as amended, which is attached as exhibits to the Company’s reports on Forms 8-K filed December 24, 2002, March 5, 2003, and May 7, 2003, and the Company’s participation in a planned racetrack in Allegheny County, Pennsylvania).  Such statements are based on the Company’s current plans and expectations.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to weather conditions or road conditions impeding access to Mountaineer, adverse changes in West Virginia video lottery laws or the rates of taxation of video lottery operations, market acceptance of the Company’s new hotel and related amenities at Mountaineer, which involve higher price points than the Company’s prior offerings, legalization of new forms of gaming in the Company’s target markets, which would lead to increased competition, competition, general economic conditions affecting the resort business, dependence upon key personnel and the ability to attract new personnel, changes in the number of diluted shares, leverage and debt service, expiration or non-renewal of gaming licenses, costs associated with maintenance and expansion of Mountaineer Park’s infrastructure to meet the demands attending increased patronage, costs and risks attending construction, expansion of operations, continued dependence on Mountaineer for the vast majority of our revenues, disruption in developing and integrating our planned Pennsylvania and Ohio operations and other facilities we may expand and/or acquire, extensive regulation by gaming and racing authorities, regulatory approval of our building plans for Presque Isle Downs and closing on the real property currently under option for the project, environmental laws and potential exposure to environmental liabilities, limited public market and liquidity, shares eligible for future sale, and successful cross-marketing of the Company’s planned Pennsylvania and Ohio operations with Mountaineer, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  With respect to our participation in Keystone Downs, execution of our plans is subject to a number of risks and uncertainties, including but not limited to licensing by the Pennsylvania State Horse Racing Commission, which we anticipate will be highly competitive, closing on the real property upon exercise of the various option contracts, feasibility studies, and other customary due diligence.  Accordingly, there can be no assurance that the Company’s plans to build the track in Allegheny County will be executed. The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002
Revenues
Gaming	$65,167,000	$58,031,000	$121,507,000	$111,179,000
Parimutuel commissions	2,686,000	2,597,000	4,432,000	4,509,000
Food, beverage and lodging	5,839,000	4,725,000	10,421,000	8,169,000
Other	1,815,000	1,775,000	2,749,000	2,674,000
Total revenues	75,507,000	67,128,000	139,109,000	126,531,000
Less promotional allowances	(1,190,000)	(1,351,000)	(2,345,000)	(2,747,000)
Net revenues	74,317,000	65,777,000	136,764,000	123,784,000

Costs of revenue
Cost of gaming	41,874,000	36,490,000	75,795,000	68,166,000
Cost of parimutuel commissions	1,939,000	2,015,000	3,526,000	3,687,000
Cost of food,beverage and lodging	4,204,000	4,310,000	7,922,000	7,575,000
Cost of other revenue	1,910,000	2,189,000	3,262,000	3,330,000
Total cost of revenues	49,927,000	45,004,000	90,505,000	82,758,000

Gross Profit	24,390,000	20,773,000	46,259,000	41,026,000

Selling, general and administrative expenses:
Marketing and promotions	2,066,000	2,305,000	3,670,000	3,912,000
General and administrative	9,541,000	8,172,000	18,933,000	15,257,000
Depreciation and amortization	4,406,000	3,409,000	8,594,000	6,387,000
Total selling, general and administrative expenses	16,013,000	13,886,000	31,197,000	25,556,000

Operating income	8,377,000	6,887,000	15,062,000	15,470,000

Loss on disposal of Reno property	—	—	(18,000)	—
Gain on sale of property	461,000	—	461,000	—
Interest income	108,000	50,000	137,000	118,000
Interest expense	(3,418,000)	(950,000)	(4,889,000)	(1,820,000)

Income before provision for income taxes	5,528,000	5,987,000	10,753,000	13,768,000
Provision for income taxes	(1,992,000)	(2,096,000)	(3,891,000)	(4,819,000)

Net Income	$3,536,000	$3,891,000	$6,862,000	$8,949,000

Net income per share:
Basic	$0.13	$0.14	$0.25	$0.33
Diluted	$0.12	$0.13	$0.24	$0.31

Weighted average number of shares outstanding:
Basic	27,919,903	27,059,881	27,814,503	27,004,197
Diluted	28,436,680	29,091,562	28,606,254	29,059,028

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended		Six Months Ended
	June 30 2003	June 30 2002	June 30 2003	June 30 2002

Net Revenues:
Mountaineer Park	$71,946,000	$63,226,000	$131,942,000	$118,618,000
Speakeasy-Las Vegas	2,321,000	2,289,000	4,726,000	4,640,000
Speakeasy-Reno	—	262,000	46,000	519,000
Corporate	50,000	—	50,000	7,000
Consolidated	74,317,000	65,777,000	136,764,000	123,784,000

EBITDA
Mountaineer Park	$14,398,000	$11,802,000	$27,002,000	$24,457,000
Speakeasy-Las Vegas	16,000	46,000	79,000	320,000
Speakeasy-Reno	(50,000)	(373,000)	(300,000)	(762,000)
Corporate	(1,581,000)	(1,179,000)	(3,125,000)	(2,158,000)
Consolidated	12,783,000	10,296,000	23,656,000	21,857,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME TO EBITDA

(unaduited)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA a non-GAAP financial measure.

					Financial Guidance Year Ending December 31, 2003
	Three Months Ended		Six Months Ended
	June 30 2003	June 30 2002	June 30 2003	June 30 2002
Mountaineer Park
Operating income	$10,621,000	$8,898,000	$19,500,000	$19,173,000
Depreciation and amortization	3,777,000	2,904,000	7,502,000	5,284,000
EBITDA	14,398,000	11,802,000	27,002,000	24,457,000

Speakeasy-Las Vegas
Operating income	$(303,000)	$(263,000)	$(561,000)	$(294,000)
Depreciation and amortization	319,000	309,000	640,000	614,000
EBITDA	16,000	46,000	79,000	320,000

Speakeasy-Reno
Operating income	$(50,000)	$(464,000)	$(320,000)	$(1,058,000)
Depreciation and amortization		91,000	20,000	296,000
EBITDA	(50,000)	(373,000)	(300,000)	(762,000)

Corporate
Operating income	$(1,891,000)	$(1,284,000)	$(3,557,000)	$(2,351,000)
Depreciation and amortization	310,000	105,000	432,000	193,000
EBITDA	(1,581,000)	(1,179,000)	(3,125,000)	(2,158,000)

Consolidated
Operating income	$8,377,000	$6,887,000	$15,062,000	$15,470,000	$32,300,000
Depreciation and amortization	4,406,000	3,409,000	8,594,000	6,387,000	17,700,000
EBITDA	12,783,000	10,296,000	23,656,000	21,857,000	50,000,000

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	June 30, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$45,247,000	$14,398,000
Restricted cash	818,000	860,000
Accounts receivable, net of allowance for doubtful accounts of $152,000 and $98,000	5,237,000	4,522,000
Accounts receivable - Lottery Commission	2,793,000	—
Inventory	2,613,000	2,414,000
Deferred financing costs	1,784,000	902,000
Prepaid taxes	—	4,360,000
Deferred income taxes	823,000	823,000
Other current assets	3,893,000	1,531,000
Total current assets	63,208,000	29,810,000

Property:
Land	9,995,000	12,087,000
Building	134,102,000	137,422,000
Equipment and automobiles	62,656,000	59,929,000
Furniture and fixtures	14,726,000	17,870,000
Construction in progress	2,627,000	248,000
	224,106,000	227,556,000
Less accumulated depreciation	(46,224,000)	(46,981,000)
	177,882,000	180,575,000
Other assets:
Goodwill	1,492,000	1,492,000
Note receivable	2,163,000	—
Deferred income taxes	2,213,000	2,213,000
Deferred financing costs,net of current portion	6,210,000	1,452,000
Deposits and other	10,016,000	6,375,000
	22,094,000	11,532,000
	$263,184,000	$221,917,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liablities:
Accounts payable	$4,843,000	$5,259,000
West Virginia state lottery commission payable	999,000	1,576,000
Accrued payroll and payroll taxes	2,048,000	2,542,000
Accrued tax liability	1,125,000	—
Accrued liabilities	4,397,000	2,847,000
Accrued interest	3,435,000	244,000
Current portion of capital leases	5,789,000	6,532,000
Current portion of long-term and other debt	769,000	312,000
Total current liabilities	23,405,000	19,312,000

Long-term and other debt, less current portion	130,853,000	96,279,000
Capital lease obligations, net of current portion	4,264,000	6,945,000
Long-term deferred compensation	2,148,000	915,000
Deferred income taxes	7,977,000	7,977,000
	168,647,000	131,428,000
Shareholders’ equity:
Common stock	—	—
Paid in capital	55,644,000	53,236,000
Retained earnings	38,893,000	37,253,000
Total shareholders’ equity	94,537,000	90,489,000
	$263,184,000	$221,917,000

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